                                                       Draft - March 4, 1996


                                                       Dated _____, 1996


Morgan Stanley & Co.
  Incorporated
CS First Boston Corporation
Smith Barney Inc.
c/o Morgan Stanley & Co.
      Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs:

          Americold Corporation, an Oregon corporation (the "Company"), proposes to issue and sell to Morgan Stanley & Co. Incorporated, CS First Boston Corporation and Smith Barney Inc. (the "Underwriters") $120,000,000 principal amount of its ____% Senior Subordinated Notes Due 2008 (the "Notes") to be issued pursuant to the provisions of an Indenture, dated as of ______________, 1996 (the "Indenture"), between the Company and United States Trust Company of New York, as Trustee (the "Trustee").

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A ("Rule 430A") under the Securities Act of 1933 (the "Securities Act"), is hereinafter referred to as the Initial Registration Statement; the prospectus in the form first used to confirm sales of Notes is hereinafter referred to as the Prospectus. The Company may file an additional registration statement (the "additional registration statement") with the Commission relating to the Notes pursuant to Rule 462(b) of the Securities Act ("Rule 462(b)") which, if filed, will become effective upon filing pursuant to such rule. The additional registration statement, as amended at the time of its effectiveness pursuant to Rule 462(b), including the contents of the Initial Registration Statement incorporated therein by reference and including all information (if any) deemed to be a part of the additional registration statement as of its time of effectiveness pursuant to Rule 430A is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "Registration Statements" and each individually as a "Registration Statement".


                                   ARTICLE I

          The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Initial Registration Statement has become effective and the Additional Registration Statement, if filed with the Commission pursuant to Rule 462(b) (i) on or prior to the date of this Agreement, has become
                  -
     effective upon filing with the Commission pursuant to such rule, or (ii)
                                                                          --
     after the date of this Agreement, will become effective upon filing pursuant to such rule; no stop order suspending the effectiveness of any Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b)  (i) Each part of the Initial Registration Statement and, if the
                -
     Additional Registration Statement was filed on or prior to the date of this Agreement, each part of the Additional Registration Statement when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If an Additional Registration Statement is filed subsequent to the date of this Agreement, such Additional Registration Statement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. (ii)
                                                                           --
     The Initial Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (A) if filed on or prior to the date of
                                       -
     this Agreement, the Additional Registration Statement, as amended or supplemented, if applicable, complies and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or (B) if an Additional Registration Statement
                                      -
     is filed subsequent to the date of this Agreement,
     such Additional Registration Statement, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (iii) The Prospectus does not contain and, as amended or supplemented, if
      ---
     applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this paragraph 1(b) do not apply (A) to statements or omissions in a Registration
                        -
     Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of a Registration
                                       -
     Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (c) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person except as provided in Section 8 of the Stockholders' Agreement, and there are no such contracts, agreements or understandings requiring the Company to include any such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Oregon, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company (a "Material Adverse Effect").

          (e) The Company's subsidiary, Americold Services Corporation, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct the business in which it is engaged and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

          (f) The Company has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement, the Indenture and the Notes and to perform its obligations (including the issuance, sale and delivery of the Notes) hereunder and thereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance by it
     of the Agreement, the Indenture and the Notes.   This Agreement has been
     duly authorized, executed and delivered by the Company.

          (g) The Indenture conforms to the requirements of the Trust Indenture Act and the rules and regulations thereunder; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, when executed and delivered by each of the Company and the Trustee, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to the descriptions thereof contained in the Prospectus.

          (h) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Notes will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (i) Neither the Company nor its subsidiary is in violation of its corporate charter or by-laws or, except as specifically set forth in the Prospectus, in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiary, taken as a whole, and there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute such a default; the execution and delivery by the Company of, and its performance of its obligations under, this Agreement, the Indenture and the Notes will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or its subsidiary, or any agreement or other instrument binding upon the Company or its subsidiary that is material to the Company and its subsidiary, taken as a whole, including, without limitation, the Bank Credit Agreement, the Bond Indenture and the Second Investment Agreement (each as defined in the Prospectus) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Notes, except such as have been obtained under the Securities Act or the Trust Indenture Act or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole, from that set forth in the Prospectus.

          (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or its subsidiary is a party or to which any of the properties of the Company or its subsidiary is subject that are reasonably likely to have a Material Adverse Effect or that are required to be described in a Registration Statement or the Prospectus and are not so described or that might materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, or any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement that are not described or filed as required.

          (l) Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          (m)  The Company and its subsidiary (i) are in compliance with any and
                                               -
     all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment of hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other
                              --
     approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and
                                      ---
     conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (n) The Company reasonably believes that any costs and liabilities relating to the effect of Environmental Laws on the business, operations and properties of the Company (including any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect.

          (o) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (p) Except as described in or contemplated by the Registration Statements and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change in, or any development which materially and adversely affects, the business, properties, financial condition or results of operations of the Company from the dates as of which such information is given in the Registration Statements and the Prospectus.

          (q) Each of the Company and its subsidiary holds good and marketable title to, or valid and enforceable leasehold interests in, all items of real and personal property which are material to the business of the Company, free and clear of any lien, claim, encumbrance, preemptive rights or any other claim of any other third party which might materially interfere with the conduct of the business of the Company, and each of the Company and its subsidiary have all power and authority, and possess all necessary authorizations, approvals, orders, licenses, franchises, certificates and permits of and from all foreign and domestic governmental regulatory officials and bodies to own or hold their respective properties and to conduct the respective businesses in which they are engaged, except those authorizations, approvals, orders, licenses, franchises, certificates and permits which the failure to possess would not have a Material Adverse Effect. Each of the Company and its subsidiary carries insurance in such amounts and covering such risks as, in the Company's opinion, is adequate for the conduct of their respective businesses and the value of their respective property, plants and equipment.

          (r) KPMG Peat Marwick LLP are independent public accountants with respect to the Company and its subsidiary as required by the Securities Act and the rules and regulations thereunder for financial statements included in the Prospectus.

          (s) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a material adverse effect on the Company and its subsidiary, taken as a whole; each employee benefit plan is in compliance in all material respects with applicable law, including
     ERISA and the Code; neither the Company nor its subsidiary has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which such entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which might reasonably be expected to cause the loss of such qualification.

          (t) The financial statements, including the related notes and supporting schedules, filed as part of the Registration Statements or included in any preliminary prospectus or the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (u)  The Company has complied with all applicable provisions of
     Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).


                                   ARTICLE II

          The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amounts of Notes set forth in Schedule I hereto opposite their names at ___% of their principal amount (the purchase price) plus accrued interest, if any, from _____________, 1996 to the date of payment and delivery.


                                  ARTICLE III

          The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Notes which are the subject of a Registration Statement as soon after such Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by the Underwriters that the Notes are to be offered to the public initially at 100% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of 0.___% of their principal amount under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0.___% of their principal amount, to any Underwriter or to certain other dealers.


                                   ARTICLE IV

          Payment for the Notes shall be in same day funds made by wire transfer to the account of the Company at a bank acceptable to the Underwriters at 10:00 A.M., New York time, on __________, 1996, or at such other time on the same or such other date, not later than ____________, 1996, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for the Notes shall be made against delivery to you of the Notes registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid.


                                   ARTICLE V

          The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that (i) the Initial
                                                          -
Registration Statement and any Additional Registration Statement, if filed with the

Commission on or prior to the date of this Agreement, shall have become effective not later than the date hereof and (ii) if any Additional Registration
                                              --
Statement is filed with the Commission subsequent to the date of this Agreement, that such Additional Registration Statement becomes effective upon such filing pursuant to Rule 462(b).

          The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company from that set forth in the Prospectus, that, in your reasonable judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

          (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (c) You shall have received on the Closing Date an opinion of Tonkon, Torp, Galen, Marmaduke & Booth, counsel for the Company, dated the Closing Date, to the effect that:

               (i) Each of the Company and its subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which if the conduct of its business requires such qualification;

               (ii) this Agreement has been duly authorized, executed and delivered by the Company;

               (iii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company; the Indenture conforms to the description thereof contained in the Prospectus; and the Indenture is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

               (iv) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company; the Notes conform to the description thereof contained in the Prospectus; and the Notes are enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

               (v) The Company has good and marketable title in fee simple to all real and fixed properties owned by the Company, and the Company or its subsidiary, as the case may be, has valid and enforceable leasehold interests in all properties leased by it;

               (vi) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person except as provided in
          Section 8 of the Stockholders' Agreement, and there are no such contracts, agreements or understandings requiring the Company to include any such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

               (vii) the execution and delivery by the Company of, and its performance of its obligations under, this Agreement, the Notes and the Indenture will not contravene any provision of the articles of incorporation or by-laws of the Company or its subsidiary, or any provision of applicable law (other than the state securities or Blue Sky laws of the various states in connection with the offering and sale of the Notes, as to which such counsel need not express an opinion) or any agreement or other instrument known to such counsel after due inquiry binding upon the Company or its subsidiary or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiary; the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement and the Indenture; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes and the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act, or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, as to which such counsel need express no opinion;

               (viii) The descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents (including, without limitation, the Bank Credit Agreement, the Second Investment Agreement and the Indenture) are accurate and fairly present the information required to be shown; and after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or its subsidiary is a party or to which any of the properties of the Company or its subsidiary is subject that are required to be described in any Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in any Registration Statement or the Prospectus or to be filed as exhibits to any Registration Statement that are not described or filed as required, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or Prospectus;

               (ix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; and

               (x) The Registration Statements were declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may
          be), and to the best of the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; and such counsel (1) is of the opinion that each Registration
                            -
          Statement and Prospectus (except for financial statements and schedules and other financial data included therein or omitted therefrom as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the Trust Indenture Act and, in each case, the rules and regulations of the Commission thereunder, (2) believes that (except for financial
                                         -
          statements and schedules and other financial data included therein or omitted therefrom as to which such counsel need not express any belief and except for that part of a Registration Statement that constitutes the Form T-1 heretofore referred to) each Registration Statement and the prospectus included therein at the time such Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
          (3) believes that (except for financial statements and schedules and
           -
          other financial data included therein or omitted therefrom as to which such counsel need not express any belief) the Prospectus as of the Closing Date does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Tonkon, Torp, Galen, Marmaduke & Booth may state that their opinion and belief are limited to the laws of the State of Oregon, the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and based upon their participation in the preparation of each Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification as specified.

          The opinion of Tonkon, Torp, Galen, Marmaduke & Booth described above shall be rendered to you at the request of the Company and shall so state therein.

          (d) You shall have received on the Closing Date an opinion of Debevoise & Plimpton special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (ii),
     (iii), (iv), (ix) and (x) of paragraph (c) above.

          Debevoise & Plimpton may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York and that their opinion is based upon their participation in the preparation of each Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified.

          In rendering such opinion, Debevoise & Plimpton may rely as to the incorporation of the Company and all other matters governed by Oregon law upon the opinion of Tonkon, Torp, Galen, Marmaduke & Booth referred to in paragraph (c) above.

          (e) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG Peat Marwick, LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in each Registration Statement and the Prospectus.


                                   ARTICLE VI

          In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) To furnish to you, without charge, three signed copies of each Registration Statement (including exhibits thereto), and to furnish to you in New York City, without charge, prior to 5:00 P.M. local time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below as many copies of the Prospectus and any supplements and amendments thereto or to any Registration Statement as you may reasonably request.

          (b) Before amending or supplementing any Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the first date of the public offering of the Notes, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at the Company's expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Securities by the National Association of Securities Dealers, Inc.; provided, however, that
                                                       --------  -------
     in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified or so subject.

          (e) To make generally available to the Company's security holders and to you as soon as practicable earnings statements for the Company covering a period of at least twelve months beginning after the Closing Date that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) the Company's Floating Rate First
                  -                 --
     Mortgage Bonds due 2004, without your prior written consent.

          (g) Whether or not any sale of the Notes is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Registration Statement
                            -
     and all amendments and supplements thereto, (ii) the preparation, issuance
                                                  --
     and delivery of the Notes, (iii) the fees and disbursements of the counsel
                                 ---
     and accountants for the Company and the Trustee and its counsel, (iv) the
                                                                       --
     qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of paragraph (d) of Article VI, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky memoranda, (v) the printing and delivery to the Underwriters in quantities
                 -
     as hereinabove stated of copies of each Registration Statement and any amendments or supplements thereto, (vi) any fees charged by rating agencies
                                         --
     for the rating of the Notes, and (vii) all document production charges and
                                       ---
     expenses of counsel to the Underwriters (but not including their fees for professional services) in connection with the preparation of this Agreement.

                                  ARTICLE VII

          The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or any amendment thereof, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that
                                                        --------  -------
the foregoing indemnity agreement with respect to any preliminary prospectus shall not enure to the benefit of any Underwriter or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign a Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in a Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified
                                  -
party shall have mutually agreed to the retention of such counsel or (ii) the
                                                                      --
named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any in demnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is
                                                    -
entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not
                       --
have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          To the extent the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the
                         -
relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation
                                                     --
provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statement or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this

Article VII are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro
                                                                          ---
rata allocation (even if the Underwriters were treated as one entity for such
----
purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i)
                                                                             -
any termination of this Agreement, (ii) any investigation made by or on behalf
                                    --
of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling it and (iii)
                                                                            ---
acceptance of and payment for any of the Notes. If for any reason the purchase of the Notes by you is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Article VI and the respective obligations of the Company and you pursuant to this Article VII shall remain in effect. If the purchase of the Notes by you is not consummated for any reason other than solely because of the occurrence of any event specified in Article VIII, the Company shall reimburse you for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by you in connection with the offering of the Notes.


                                 ARTICLE VIII

          This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and
                    -
prior to the Closing Date (i) trading generally shall have been suspended or
                           -
materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been
                --
suspended on any exchange or in any over-the-counter market, (iii) a general
                                                              ---
moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have
                                                    --
occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i)
             -
through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.


                                  ARTICLE IX

          This Agreement shall become effective upon the later of (x) execution
                                                                   -
and delivery hereof by the parties hereto and (y) release of notification of the
                                               -
effectiveness of each Registration Statement by the Commission.

          If, on the Closing Date, any Underwriter shall fail or refuse to purchase Notes and arrangements satisfactory to the non-defaulting
Underwriters and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the nondefaulting Underwriters or the Company. In any such case either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in a Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting

Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters or Underwriter in connection with this Agreement or the offering contemplated hereunder.

          This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                                Very truly yours,

                                                AMERICOLD CORPORATION


                                                By:________________________
                                                   Name:
                                                   Title:


Accepted, ___________, 1996

Morgan Stanley & Co.
  Incorporated
CS First Boston Corporation
Smith Barney Inc.

By Morgan Stanley & Co.
  Incorporated


By:_______________________
   Name:
   Title:

                                   SCHEDULE I

               Purchaser                   Principal Amount
               ---------                       of Notes
                                            To Be Purchased
                                            ----------------
Morgan Stanley & Co. Incorporated.......

CS First Boston Corporation.............

Smith Barney Inc........................

                                              ____________

                      Total..............     $120,000,000
                                              ------------